Wells Fargo Company/Wells Fargo Finance LLC Form S-3/A

Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Wells Fargo & Company (“WFC”)

Wells Fargo Finance LLC (“WFF”)

(Exact Names of Registrants as Specified in their Respective Charters)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid		Debt	Debt Securities of WFC	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Debt	Debt Securities of WFF	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Warrants of WFC	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Warrants of WFF	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Units of WFC	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Units of WFF	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Purchase Contracts of WFC	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	Purchase Contracts of WFF	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.00013810	—(1)(2)(3)(5)
Fees to Be Paid		Other	WFC Guarantees of WFF Securities	Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	(1)(2)(3)	0.00013810	—(1)(2)(3)(4)(5)
Fees to Be Paid		Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	$3,868,190,000(1)(2)(3)	0.00013810	$534,197.04(1)(2)(3)(4)(5)
Fees Previously Paid		Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	$1,000,000(1)(2)(3)	0.00013810	$138.10(1)(2)(3)(4)(5)
Carry Forward Securities
Carry Forward Securities		Debt	Debt Securities of WFC	Rule 415(a)(6)	(2)		(2)			S-3	333-270532	April 27, 2023	(2)
Carry Forward Securities		Debt	Debt Securities of WFF	Rule 415(a)(6)	(2)		(2)			S-3	333-270532-01	April 27, 2023	(2)
Carry Forward Securities		Other	Warrants of WFC	Rule 415(a)(6)	(2)		(2)			S-3	333-270532	April 27, 2023	(2)
Carry Forward Securities		Other	Warrants of WFF	Rule 415(a)(6)	(2)		(2)			S-3	333-270532-01	April 27, 2023	(2)
Carry Forward Securities		Other	Units of WFC	Rule 415(a)(6)	(2)		(2)			S-3	333-270532	April 27, 2023	(2)
Carry Forward Securities		Other	Units of WFF	Rule 415(a)(6)	(2)		(2)			S-3	333-270532-01	April 27, 2023	(2)
Carry Forward Securities		Other	Purchase Contracts of WFC	Rule 415(a)(6)	(2)		(2)			S-3	333-270532	April 27, 2023	(2)
Carry Forward Securities		Other	Purchase Contracts of WFF	Rule 415(a)(6)	(2)		(2)			S-3	333-270532-01	April 27, 2023	(2)
Carry Forward Securities		Other	WFC Guarantees of WFF Securities	Rule 415(a)(6)	(2)		(2)			S-3	333-270532	April 27, 2023	(2)
Carry Forward Securities		Unallocated (Universal) Shelf		Rule 415(a)(6)	(2)		$11,130,810,000(2)			S-3	333-270532	April 27, 2023	$1,258,579.14(2)
		Total Offering Amounts:					$15,000,000,000(1)(2)(3)		$1,792,776.18
		Total Fees Previously Paid:							$138.10
		Total Fee Offsets:							–
		Net Fee Due:							$534,197.04(2)

Fee Note #	Fee Note text
(1)	There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fees are not specified as to each class of securities being registered. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance of securities registered under the registration statement to which this Exhibit 107 relates (the “Registration Statement”). The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not exceed $15,000,000,000. The proposed maximum aggregate offering price has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are issued in units.
(2)	The Registrants previously registered securities having a maximum aggregate offering price of $15 billion on Form S-3 (File Nos. 333-270532 and 333-270532-01) filed on April 27, 2023, as amended by Pre-Effective Amendment No. 1 on April 25, 2023, which became effective on April 27, 2023 (the “Prior Registration Statement”). In respect of the Prior Registration Statement, the Registrants (i) paid via offset from a prior registration statement (File No. 333-236148) the registration fee of $1,046,900 in respect of $9.5 billion in newly-registered securities (fee rate of $110.20 per million) (such fee offset was applied pursuant to Rule 457(p) under the Securities Act) and (ii) utilized previously-paid registration fees of (x) $24,240 in respect of $200 million in carry forward securities (fee rate of $121.20 per million) and (y) $687,940 in respect of $5.3 billion in carry forward securities (fee rate of $129.80 per million) (in each case, the carry forward securities remained unsold from a prior registration statement (File Nos. 333-239017 and 333-239017-01) and were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act). Pursuant to Rule 415(a)(6), this Registration Statement includes $11,130,810,000 of unsold securities (the “Unsold Securities”) that were initially registered under the Prior Registration Statement. A registration fee of $1,258,579.14 was previously paid in respect of the Unsold Securities and will continue to be applied to the Unsold Securities. Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement. In connection with the $3,869,190,000 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $534,335.14 is payable. A registration fee of $138.10 was previously paid in connection with the initial filing of this Registration Statement on January 22, 2026 with respect to $1,000,000 in maximum aggregate offering price of such new securities. The remaining $534,197.04 in registration fees is being paid herewith.
(3)	The Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under the Registration Statement and (ii) an indeterminate amount of other securities of the Registrants initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, the Registration Statement are being made pursuant to the base prospectus contained in the Registration Statement.
(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Wells Fargo & Company being registered.
(5)	In addition, pursuant to Rule 457(q) under the Securities Act, no registration fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (3) above.

—N/A N/A 333-292881